[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
Exhibit 10.29

ELEVENTH AMENDMENT
TO DEVELOPMENT AND SUPPLY AGREEMENT
Effective as of the date of the last signature below, AbbVie Inc. (the successor-in-interest to Abbott Laboratories), a Delaware corporation having a principal place of business at 1 N Waukegan Road, North Chicago, IL 60064 (“AbbVie”), and Seattle Genetics, Inc., a Delaware corporation having a principal place of business at 21823 – 30th Drive Southeast in Bothell, Washington 98021 (“Seattle Genetics”) (individually the “Party” or collectively the “Parties”) agree to the following terms and conditions as set forth below (this “Eleventh Amendment”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, the Parties entered into a Development and Supply Agreement with an Effective Date of February 23, 2004 for the manufacture of a chimeric anti-CD30 AC10 monoclonal antibody known as cAC10 Bulk Drug Intermediate (the “Original Agreement”), which also constitutes the antibody component of SGN-35, and the Parties subsequently entered into ten amendments to the Original Agreement (collectively, the Original Agreement and those ten amendments are hereinafter referred to as the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement as herein provided as of the date of the last signature below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained here and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Incorporation of the Agreement. All capitalized terms which are used but not otherwise defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Eleventh Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with this Eleventh Amendment, such terms and provisions shall be deemed superseded by the Eleventh Amendment. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the Parties.

2.    Process Development Work: Stages 14a and 15. The Parties agree that the Project shall be amended to incorporate the additional Stages (Stages 14a and 15) to be performed by AbbVie set forth in Attachment 1 hereto.

3.    Updated Payment Schedule. As compensation for completing additional Stages 14a and 15 of the Project and for the remaining compensation due to AbbVie pursuant to Stage 14 of the Project that was the subject of the Ninth Amendment to the Agreement, Seattle Genetics shall pay to AbbVie on the dates and in the amounts set forth in Attachment 2 hereto entitled “Updated Summarized Payment Schedule (Amendments 9 & 11)”.

4.    Project References. All references to the Project set forth in the Agreement shall also be deemed to apply to the additional Stages performed by AbbVie pursuant to this Eleventh Amendment.

5.    Effectuation. The amendment to the Agreement contemplated by this Eleventh Amendment shall be deemed effective as of the last date written below upon the full execution of this Eleventh Amendment and without any further action required by the Parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Eleventh Amendment. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect. Any term of this Eleventh Amendment may be amended with the written consent of both Parties. From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Eleventh Amendment.

6.    Counterparts. This Eleventh Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Eleventh Amendment may be delivered by email, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

7.    Entire Agreement. This Eleventh Amendment is the product of both Parties, and together with the Agreement and exhibits thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and merge all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein.

IN WITNESS WHEREOF, the Parties have caused this Eleventh Amendment to be executed by their duly authorized officers as of the date of the last signature set forth below.

ABBVIE INC.	SEATTLE GENETICS, INC.

By: /s/ Jennifer Cannon	By: /s/ Vaughn Himes

Name: Jennifer Cannon	Name: Vaughn Himes

Title: VP, Operations Commercial Development	Title: EVP

Date: 7/12/2018	Date: 7/2/2018

CONFIDENTIAL
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT 1 to ELEVENTH AMENDMENT

STAGE 14a: STABILITY TESTING

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STAGE 15: POST PRODUCTION CELL BANK

[ * ]

CONFIDENTIAL
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ATTACHMENT 2 to ELEVENTH AMENDMENT
UPDATED SUMMARIZED PAYMENT SCHEDULE (AMENDMENTS 9 and 11)

[ * ]

5
CONFIDENTIAL
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.